Exhibit 99.1

MQ Associates, Inc. Announces Investor Day in Atlanta, Including a Discussion of Results for the Three Months Ended March 31, 2006

Alpharetta, Georgia, April 28, 2006 – MQ Associates, Inc. (“MedQuest”) today announced that it will hold an investor day in Atlanta, Georgia at the InterContinental Buckhead Hotel beginning at 11:00 a.m. E.D.T. on Thursday, May 25, 2006. The investor day will include a management presentation and question and answer session from 11:00 a.m. until 12:30 p.m. The presentation will include a discussion of MedQuest’s results for the three months ended March 31, 2006 and will also be broadcast via a conference call for interested parties that are unable to attend the presentation in person. After the presentation, MedQuest’s management team will host a lunch for the investor day attendees. Please contact Janey Christine at (678) 992-7301 to reserve a place if you plan to attend the investor day in Atlanta. The InterContinental Buckhead Hotel is located at 3315 Peachtree Road N.E., Atlanta, Georgia 30326.

The investor presentation call can be accessed at (800) 322-2803 (domestic) or (617) 614-4925 (international). Interested parties should call at least ten (10) minutes prior to the call to register and should use participant passcode #12803981. The investor presentation will be broadcast live, and will be available for telephonic replay at (888) 286-8010 (domestic) or (617) 801-6888 (international) with participant passcode #21956635 through Thursday, June 1, 2006.

ABOUT MQ ASSOCIATES, INC. –  MQ Associates, Inc. is a holding company and has no material assets or operations other than its ownership of 100% of the outstanding capital stock of MedQuest, Inc. MedQuest, Inc. is a leading operator of independent, fixed-site, outpatient diagnostic imaging centers in the United States. These centers provide high quality diagnostic imaging services using a variety of technologies, including magnetic resonance imaging (MRI), computed tomography (CT), nuclear medicine, general radiology, ultrasound and mammography. MedQuest, Inc. operates a network of 92 centers in thirteen states located primarily throughout the southeastern and southwestern United States.